Exhibit 99

Synalloy Announces Board Authorization of Stock Purchase Program

Spartanburg, S.C., August 31, 2015 - Synalloy Corporation (Nasdaq: SYNL), a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, fiberglass and steel storage tanks, and specialty chemicals and the master distribution of seamless carbon pipe and tube, announces that its Board of Directors authorized a stock repurchase program under which up to 1,000,000 shares of its outstanding common stock may be acquired in the open market over the next 24 months at the discretion of management.

The shares will be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, depending upon market conditions. Under the program, the purchases will be funded from available working capital, and the repurchased shares will be returned to the status of authorized but unissued shares of common stock or held in treasury. There is no guarantee as to the exact number of shares that will be repurchased by the Company, and the Company may discontinue purchases at any time that management determines additional purchases are not warranted. As of August 5, 2015, the Company had 8,726,138 shares outstanding.

Crag C. Bram, President and CEO, remarked, "The Board's approval of this program reflects our confidence in Synalloy's future. Repurchasing stock is one means of underscoring our commitment to enhancing stockholder value."

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Forward-Looking Statements
This release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Contact: Dennis Loughran at (804) 822-3266